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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into IXC Communications, Inc.'s previously filed registration statements on Form S-3 (File No. 333-33421), Form S-3 (File No. 333-52433), Form S-8 (File No. 333-11409), Form
S-8 (File No. 333-18467), Form S-8 (File No. 333-49817), Form S-8 (File No.
333-66361) and Form S-8 (File No. 333-66367).

                                       /s/  ARTHUR ANDERSEN LLP

Jackson, Mississippi
   March 26, 1999